UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2015

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902
(Address of principal executive offices) (Zip Code)

(607) 734-2281
(Registrant's telephone number including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2015, Hardinge Inc. (“Hardinge” or the “Company”) entered into Retention Bonus Agreements (the “Agreements”) with Douglas J. Malone, Vice President and Chief Financial Officer, and William B. Sepanik, Vice President - Forkardt. The Agreements were entered into as a consequence of Hardinge’s ongoing evaluation of strategic alternatives to enhance shareholder value, including a possible sale of the Company.

Under the terms of the Agreements, Mr. Malone and Mr. Sepanik (each, an “Executive”) will be entitled to receive a retention bonus payable on November 18, 2016, provided that if Hardinge enters into a change of control transaction prior to November 18, 2016, then the retention bonus is payable on the one-year anniversary of the date of such change of control transaction. If the Executive terminates employment with the Company prior to the date on which the retention bonus is otherwise payable, then he will forfeit his right to receive the retention bonus unless such termination is (i) without cause (at the discretion of the Company), (ii) a resignation by the Executive for good reason, or (iii) due to the Executive’s death or disability, in which case the retention bonus will be payable to the Executive within thirty (30) days of such termination.

The amount of the retention bonus payable to Mr. Malone is $100,000.00. The amount of the retention bonus payable to Mr. Sepanik is $46,000.00.

The foregoing description of the Agreements is qualified in its entirety by reference to the full text of the Agreements, attached as Exhibits to this Current Report on Form 8-K. Certain defined terms used in the Retention Bonus Agreement for Mr. Malone have the meanings ascribed to such terms in the Amended and Restated Employment Agreement between Hardinge and Mr. Malone dated as of December 16, 2013, which agreement is described in (and included as an Exhibit to) a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 20, 2013. Certain defined terms used in the Retention Bonus Agreement for Mr. Sepanik have the meanings ascribed to such terms in the Employment Agreement between Hardinge and Mr. Sepanik dated as of May 31, 2013, which agreement is included as an exhibit to the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 12, 2015.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Retention Bonus Agreement dated November 18, 2015 between Hardinge Inc. and Douglas J. Malone
10.2	Retention Bonus Agreement dated November 18, 2015 between Hardinge Inc. and William B. Sepanik

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: November 18, 2015	By:	/S/ Douglas J. Malone
Douglas J. Malone
Vice President and Chief Financial Officer